UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


              Date of Report (Date of earliest event reported): November 5, 2004
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                          Premier Alliance Group, Inc.
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             (Exact name of registrant as specified in its charter)

                                     Nevada
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                 (State or Other Jurisdiction of Incorporation)

          000-50502                                   20-0443575
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 (Commission File Number)                 (IRS Employer Identification Number)

                4521 Sharon Road, Suite 300, Charlotte, NC 28211
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                    (Address of Principal Executive Offices)

                                 (704) 521-8077
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              (Registrant's Telephone Number, Including Area Code)

                             Continuum Group C Inc.
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Regarding our merger agreement with Old Premier, see Item 2.01 of this current report on Form 8-K. Regarding our grant of options to certain consultants, see
Item 3.02 of this current report on Form 8-K.

ITEM 2.01         COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On November 5, 2004, Premier Alliance Group, Inc. (formerly known as Continuum Group C Inc.) consummated the share exchange contemplated by the share exchange agreement dated as of October 12, 2004, between Premier, Premier Alliance Group, Inc., a North Carolina corporation ("Old Premier"), and the shareholders of Old Premier.

As part of this transaction, we issued as of November 5, 2004, 36,176,863 shares of our common stock and 4,323,137 shares of our Class A convertible preferred stock to the shareholders of Old Premier in exchange for all of Old Premier's outstanding shares of common stock and preferred stock. As a result of this transaction, Old Premier became a wholly owned subsidiary of Continuum. The shares of common stock issued to the shareholders of Old Premier constitute approximately 88% of our currently outstanding shares of common stock, and the shares of our common stock and Series A preferred stock issued to the shareholders of Old Premier represent approximately 90% of the voting power of our capital stock, on a fully diluted basis.

We entered into a merger agreement with Old Premier, as a result of which Old Premier was merged into Continuum immediately after the closing of the share exchange. In that merger, our name was changed from "Continuum Group C Inc." to our current name.

Under Nevada law, we did not need the approval of our shareholders to consummate either the share exchange or the merger.

For accounting purposes, this transaction is being accounted for as a reverse merger, since the shareholders of Old Premier now own a majority of the issued and outstanding shares of our common stock and our current directors and executive officers were nominated by Old Premier and were appointed effective the closing of the share exchange.

Since it was founded in 1995 until the closing of the share exchange and merger, Old Premier was a provider of information technology consulting services to companies primarily throughout the Southeast. The services provided spanned the education, financial, government, health care, insurance, manufacturing, professional service, retail, textile, transportation and utility industries. Its clients are in a wide variety of industries that utilize different types of hardware and software, and it was named as a preferred vendor of a number of Fortune 500 companies. Its principal corporate offices were located in Charlotte, North Carolina, and it maintained offices in Greensboro, North Carolina, Greenville, South Carolina, Cary, North Carolina, Round Rock, Texas, and Glen Allen, Virginia.

Prior to consummation of the share exchange and merger, our company did not conduct any business. We are now conducting the business of Old Premier.

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This summary of the share exchange agreement is qualified in its entirety by reference to the share exchange agreement that has been filed as an exhibit to our current report on Form 8-K filed with the Securities and Exchange Commission on October 18, 2004.

ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES.

In the share exchange, we issued 36,176,863 shares of our common stock and 4,323,137 shares of our Class A convertible preferred stock to the holders of shares of common stock and Class A preferred stock, respectively, of Old Premier, in exchange for all their shares of Old Premier Stock. We issued these shares in reliance on the exemption from registration afforded by section 4(2) of the Securities Act of 1933 and Regulation D promulgated there under.

Shares of our Class A preferred stock are convertible, at the option of the holder, into a number of shares of our common stock derived by multiplying the number of shares of Class A preferred stock to be converted by the "Conversion Value" and dividing the result by the "Conversion Price." At closing of the share exchange, the Conversion Value and Conversion Price were both $0.14, and that remains the case as of the date of this current report on Form 8-K, meaning that each share of Class A preferred stock is convertible into one share of common stock.

Each share of Class A preferred stock will automatically be converted into shares of common stock if the market price of the common stock exceeds $0.29 per share, as adjusted to reflect any stock split or similar adjustment to our capitalization.

If we issue any additional stock without consideration or for a consideration per share less than the Conversion Price then in effect, the Conversion Price will be reduced to an amount equal to that lower purchase price. This antidilution protection does not apply to certain issuances of additional stock.

Immediately after the closing of the share exchange and the merger, we granted certain consultants jointly an option to purchase 1,772,666 shares of our common stock for an exercise price of $0.1015 per share. The consultants may exercise this option in whole or in part any time prior to November 12, 2004. If they do not exercise this option in whole prior to November 12, 2004, it will then terminate with regard to any unexercised portion. We issued this option in reliance on the exemption from registration afforded by section 4(2) of the Securities Act of 1933.

At the same time, we granted those consultants jointly an option to purchase a number of shares of our common stock equal to 4.5% of the number of shares of our common stock outstanding on the ninetieth day following commencement of trading of shares of our common stock (the "Option Price Date") at an exercise price equal to the average market price of a share of our common stock during the 10 trading days immediately preceding the Option Price Date. This option may be exercise in whole or part at any time during the two years following the Option Price Date. We issued this option in reliance on the exemption from registration afforded by section 4(2) of the Securities Act of 1933.

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Both these options were issued in consideration for Old Premier's entry into the share exchange agreement and served to replace options granted to the consultants by Old Premier.

ITEM 5.01         CHANGES IN CONTROL OF REGISTRANT.

In the share exchange, we issued as of November 5, 2004, 36,176,863 shares of our common stock and 4,323,137 shares of our Class A convertible preferred stock to the shareholders of Old Premier in exchange for all of Old Premier's outstanding shares of common stock and preferred stock. The shares of common stock issued to the shareholders of Old Premier constitute approximately 88% of our currently outstanding shares of common stock, and the shares of our common stock and Series A preferred stock issued to the shareholders of Old Premier represent 90% of the voting power of our capital stock, on a fully diluted basis.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective the closing of the share exchange, the individuals who prior to the closing had been our directors (Robert L. Frome, Michael Wainstein, and Christopher Silano) and our officers (Robert L. Frome and Michael Wainstein) each resigned.

The outgoing directors appointed as their replacements, effective the closing of the share exchange, Mark S. Elliott, Robert N. Yearwood, and Kevin J. Hasenfus, each of whom had been a shareholder of Old Premier. This board of directors appointed Mark S. Elliott as our president, Robert N. Yearwood as executive vice president of corporate development, and Kevin J. Hasenfus as executive vice president of business development. There follows biographical information about Mr. Elliott, Mr. Yearwood, and Mr. Hasenfus.

MARK S. ELLIOTT has been in the technology industry for more than 20 years. In that time, Mr. Elliott has worked with such Fortune 500 companies as JC Penney and First Union National Bank, as well as for a number of consulting organizations. He has held positions ranging from application developer, systems specialist, and project manager, to sales and senior management roles. Mr. Elliott moved into the consulting arena as a regional specialist and eventually moved into management as a technical director for Contract Data Services (acquired by Vanstar and subsequently acquired by Inacom). This position, which he held for five years, involved all aspects of the business from staff management, sales effort and strategy, to managing the profitability of the branch. In this capacity he was a partner responsible for developing a branch into a top service provider throughout North Carolina and South Carolina and servicing Fortune 500 companies such as First Union, Bank of America, MCI, Royal and SunAlliance. Mr. Elliott was an original founder of Old Premier and was responsible for day-to-day operational aspects.

ROBERT N. YEARWOOD has been in the technology industry for more than 30 years. Mr. Yearwood served as president of Old Premier. Prior to this, Mr. Yearwood was founder and president of Software Data Services, Inc. ("SDS") from March 1988 until May 1999. In this capacity he grew the company from conception to approximately $9 million in annual sales. His responsibilities included sales, recruiting management, sales management, and directing overall business development efforts. Prior to forming SDS, Mr. Yearwood worked with three large

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regional consulting organizations in progressively responsible positions beginning with a sales position at Applied Management Systems (now known at CTG) to branch manager at Systems and Programming Consultants (now known as Compuware) and finally director of marketing at Metro Information Services (now known as Keane). Mr. Yearwood gained his initial technology experience by spending seven years in the field as a programmer and programmer/analyst.

KEVIN J. HASENFUS has 25 years of professional information-technology experience. He started his career as a programmer, systems analyst, and project manager at major energy and financial institutions. Subsequently he served as a product manager in the treasury management department of a large financial institution, where he was accountable for the strategic planning and implementation of the online banking system for large corporate customers. In 1990, he was named as a marketing director for a southeast-region information-technology services company and was responsible for all sales and marketing activity in a defined territory. He was one of the founding partners of Old Premier. He currently is accountable for directing the consultant support and the sales teams on a daily basis, as well as for strategic planning. Mr. Hasenfus received a Bachelor of Science degree from Virginia Tech. He was valedictorian of his class at Airco Computer Learning Center. He has held various positions in the Association of Systems Management, Goodwill Industries Computer Training Program for the Handicapped, and the United Way.

ITEM 9            FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Businesses Acquired.

As of the date of filing of this current report on Form 8-K, it is impracticable for us to provide the financial statements required to be included herein. We will file the financial statements as soon as practicable within the time specified by the securities law.

(b)      Pro Forma Financial Information.

As of the date of filing of this current report on Form 8-K, it is impracticable for us to provide the financial statements required to be included herein. We will file the financial statements as soon as practicable within the time specified by the securities law.

(c)      Exhibits

Exhibit No.       Description
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10.1              Merger agreement dated as of October 29, 2004, between
                  Continuum Group C Inc. and Premier Alliance Group, Inc.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           PREMIER ALLIANCE GROUP, INC.

Dated: November 11, 2004             By:   /s/ Mark S. Elliott
                                           -----------------------------------
                                           Mark S. Elliott, President









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